Exhibit 4.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EIB Internal Classification Corporate Use

Contract number (FI No): 93512
Serapis No: 2021-0233

PROJECT JUSTICE

Finance Contract originally dated 29 December 2022

between the

European Investment Bank

and

Evotec SE

as amended and restated on 10 February 2023

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 2 WHEREAS: ........................................................................................................................................... 6 ARTICLE 1 ............................................................................................................................................ 7 1.1 INTERPRETATION .................................................................................................................. 7 ARTICLE 2 .......................................................................................................................................... 18 2.1 AMOUNT OF CREDIT............................................................................................................ 18 2.2 DISBURSEMENT PROCEDURE........................................................................................... 18 2.2.1 TRANCHES ............................................................................................................................... 18 2.2.2 DISBURSEMENT OFFER ............................................................................................................. 18 2.2.3 DISBURSEMENT ACCEPTANCE ................................................................................................... 18 2.3 DISBURSEMENT ACCOUNT ................................................................................................ 19 2.4 CURRENCY OF DISBURSEMENT ....................................................................................... 19 2.5 CONDITIONS OF DISBURSEMENT ..................................................................................... 19 2.5.1 INITIAL DOCUMENTARY CONDITIONS PRECEDENT ....................................................................... 19 2.5.2 ALL TRANCHES - DOCUMENTARY CONDITIONS PRECEDENT ........................................................ 19 2.5.3 ALL TRANCHES – OTHER CONDITIONS ....................................................................................... 20 2.5.4 FACILITY B – ADDITIONAL CONDITIONS PRECEDENT ................................................................... 20 2.5.5 FACILITY C – ADDITIONAL CONDITIONS PRECEDENT ................................................................... 20 2.6 CANCELLATION .................................................................................................................... 21 2.7 FEE FOR CANCELLATION OF AN ACCEPTED TRANCHE ................................................ 21 2.8 CANCELLATION AFTER EXPIRY OF THE CREDIT ............................................................ 22 2.9 COMMITMENT FEE............................................................................................................... 22 2.10 NON-UTILISATION FEE ........................................................................................................ 22 2.11 SUMS DUE UNDER ARTICLE 2 ........................................................................................... 22 ARTICLE 3 .......................................................................................................................................... 22 3.1 AMOUNT OF LOAN ............................................................................................................... 22 3.2 CURRENCY OF REPAYMENT, INTEREST AND OTHER CHARGES................................. 22 ARTICLE 4 .......................................................................................................................................... 22 4.1 FIXED RATE TRANCHES...................................................................................................... 22 4.2 VARIABLE REMUNERATION................................................................................................ 23 4.3 INTEREST ON OVERDUE SUMS ......................................................................................... 24 ARTICLE 5 .......................................................................................................................................... 25 5.1 NORMAL REPAYMENT......................................................................................................... 25 5.1.1 SINGLE INSTALMENT.................................................................................................................. 25 5.2 VOLUNTARY PREPAYMENT................................................................................................ 25 5.2.1 PREPAYMENT OPTION ............................................................................................................... 25 5.2.2 PREPAYMENT FEE .................................................................................................................... 25 5.2.3 PREPAYMENT MECHANICS ......................................................................................................... 25 5.3 COMPULSORY PREPAYMENT AND CANCELLATION....................................................... 25 5.3.1 INVESTMENT COST REDUCTION EVENT ...................................................................................... 25 5.3.2 CHANGE EVENTS...................................................................................................................... 26 5.3.3 ILLEGALITY EVENT .................................................................................................................... 26 5.3.4 NON-EIB FINANCING................................................................................................................. 26 5.3.5 MANDATORY PREPAYMENT IN CASE OF RESOLUTION ON DIVIDENDS ............................................. 27 5.3.6 PREPAYMENT FEE .................................................................................................................... 27 5.3.7 PREPAYMENT MECHANICS ......................................................................................................... 27

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 3 5.4 GENERAL............................................................................................................................... 27 ARTICLE 6 .......................................................................................................................................... 28 6.1 DAY COUNT CONVENTION ................................................................................................. 28 6.2 TIME AND PLACE OF PAYMENT ......................................................................................... 28 6.3 NO SET-OFF BY THE BORROWER ..................................................................................... 28 6.4 DISRUPTION TO PAYMENT SYSTEMS............................................................................... 28 6.5 APPLICATION OF SUMS RECEIVED................................................................................... 29 6.5.1 GENERAL ................................................................................................................................. 29 6.5.2 PARTIAL PAYMENTS................................................................................................................... 29 6.5.3 ALLOCATION OF SUMS RELATED TO TRANCHES........................................................................... 29 ARTICLE 7 .......................................................................................................................................... 29 ARTICLE 8 .......................................................................................................................................... 29 8.1 TAXES, DUTIES AND FEES ................................................................................................. 29 8.2 OTHER CHARGES ................................................................................................................ 30 8.3 INCREASED COSTS, INDEMNITY AND SET-OFF .............................................................. 30 ARTICLE 9 .......................................................................................................................................... 30 9.1 RIGHT TO DEMAND REPAYMENT ...................................................................................... 30 9.2 OTHER RIGHTS AT LAW ...................................................................................................... 32 9.3 PREPAYMENT FEE............................................................................................................... 32 9.4 NON-WAIVER ........................................................................................................................ 32 ARTICLE 10 ........................................................................................................................................ 32 10.1 GOVERNING LAW................................................................................................................. 32 10.2 JURISDICTION ...................................................................................................................... 32 10.3 PLACE OF PERFORMANCE................................................................................................. 32 10.4 EVIDENCE OF SUMS DUE ................................................................................................... 32 10.5 ENTIRE AGREEMENT........................................................................................................... 32 10.6 INVALIDITY ............................................................................................................................ 33 10.7 AMENDMENTS ...................................................................................................................... 33 10.8 COUNTERPARTS.................................................................................................................. 33 ARTICLE 11 ........................................................................................................................................ 33 11.1 NOTICES................................................................................................................................ 33 11.1.1 FORM OF NOTICE ...................................................................................................................... 33 11.1.2 ADDRESSES ............................................................................................................................. 34 11.1.3 CHANGE IN COMMUNICATION DETAILS ........................................................................................ 34 11.2 ENGLISH LANGUAGE........................................................................................................... 34 SCHEDULE A ..................................................................................................................................... 36 INVESTMENT SPECIFICATION AND REPORTING.......................................................................... 36 SCHEDULE B ..................................................................................................................................... 39 DEFINITION OF EURIBOR................................................................................................................. 39 SCHEDULE C ..................................................................................................................................... 41 FORM OF DISBURSEMENT OFFER/ACCEPTANCE ....................................................................... 41

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 4 SCHEDULE D ..................................................................................................................................... 43 FORM OF DRAWDOWN CERTIFICATE............................................................................................ 43 SCHEDULE E...................................................................................................................................... 44 FORM OF COMPLIANCE CERTIFICATE .......................................................................................... 44 SCHEDULE F...................................................................................................................................... 45 INITIAL DOCUMENTARY CONDITIONS PRECEDENT .................................................................... 45 SCHEDULE G ..................................................................................................................................... 46 REPRESENTATIONS AND WARRANTIES ....................................................................................... 46 SCHEDULE H ..................................................................................................................................... 49 GENERAL UNDERTAKINGS.............................................................................................................. 49 SCHEDULE I....................................................................................................................................... 58 INFORMATION AND VISITS .............................................................................................................. 58 SCHEDULE J...................................................................................................................................... 62 RESEARCH AND DEVELOPMENT PROJECTS ............................................................................... 62 SCHEDULE K ..................................................................................................................................... 63 EXCLUDED PROJECTS..................................................................................................................... 63

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 5 THIS CONTRACT WAS ORIGINALLY MADE ON 29 DECEMBER 2022 AND IS HEREBY AMENDED AND RESTATED ON __ FEBRUARY 2023 BETWEEN: The European Investment Bank having its seat at 100 blvd Konrad Adenauer, Luxembourg, L-2950 Luxembourg, represented by _____ and (the "Bank") and Evotec SE, a company incorporated in Germany, having its registered office at Manfred Eiger Campus Essener Bogen 7, D-22419 Hamburg, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hamburg, Germany, under commercial register number HRB 156381, represented by Enno Spillner and Dr. Christian Dargel. (the "Borrower") The Bank and the Borrower together are referred to as the “Parties” and any of them is a “Party”.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 6 WHEREAS: (A) The Borrower has stated that it is undertaking projects relating to (i) research and development investments on its proprietary drug discovery pipeline, as well as external investments in research and development of third party entities and (ii) the extension of the existing pharmaceutical R&D plant in France, with a new unit dedicated to biologic production, as more particularly described in the technical description (the "Technical Description") set out in Schedule A (Investment Specification and Reporting) (the "Investment"). The total cost of the Investment, as estimated by the Bank, is EUR 418,000,000 (four hundred eighteen million euros). (B) The Bank, considering that the financing of the Investment falls within the scope of its functions, agreed to provide the Borrower with a credit in an amount of EUR 150,000,000 (one-hundred fifty million euro) under this Finance Contract (the "Contract") to finance the Investment; provided that the amount of the loan hereunder shall not, in any case, exceed 50% (fifty per cent.) of the cost of the Investment. (C) The Parties to this Contract, being aware of the differences between a participation credit (partiarisches Darlehen) and a silent partnership (stille Gesellschaft), agree that the Bank will not participate in any loss of the Borrower and that this Contract provides for a participation credit (partiarisches Darlehen), and on that basis, after due and careful consideration, have decided to enter into this Contract. (D) The statute of the Bank provides that the Bank shall ensure that its funds are used as rationally as possible in the interests of the European Union; and, accordingly, the terms and conditions of the Bank's loan operations must be consistent with relevant policies of the European Union. (E) The Bank considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it finances and has therefore established its transparency policy, the purpose of which is to enhance the accountability of the Bank’s group towards its stakeholders and the citizens of the European Union in general. (F) The processing of personal data shall be carried out by the Bank in accordance with applicable European Union legislation on the protection of individuals with regard to the processing of personal data by the European Union institutions and bodies and on the free movement of such data. For the purposes of the GDPR (as defined below) and Regulation (EU) 2018/1725, the Parties acknowledge their mutual understanding that each Party will act as an independent controller, and not a processor on behalf of or joint controller with the other Party, when processing personal data in connection with this Contract. (G) The Bank supports the implementation of international and European Union standards in the field of anti-money laundering and countering the financing of terrorism and promotes tax good governance standards. It has established policies and procedures to avoid the risk of misuse of its funds for purposes which are illegal or abusive in relation to applicable laws. The Bank’s group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism is available on the Bank’s website and offers further guidance to the Bank’s contracting counterparties. (H) Under current law, the Bank is exempt from withholding under FATCA (as defined below) pursuant to the lntergovernmental Agreement entered into between Luxembourg and the United States signed on 28 March 2014, ratified in Luxembourg on 25 July 2015 and in full force and effect from 29 July 2015, implementing the Foreign Account Tax Compliance provisions of the U.S. Hiring lncentives to Restore Employment Act of 2010.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 7 It is hereby agreed as follows: ARTICLE 1 Interpretation and definitions 1.1 Interpretation In this Contract: (a) references to Articles, Recitals, Schedules and Paragraphs are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals, schedules and paragraphs of schedules to, this Contract. All Recitals and Schedules form part of this Contract; (b) references to “law" or “laws” mean (i) any applicable law and any applicable treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which is binding or applicable case law, and (ii) EU Law; (c) references to applicable law, applicable laws or applicable jurisdiction means (i) a law or jurisdiction applicable to the Borrower, its rights and/or obligations (in each case arising out of or in connection with the Finance Documents), its capacity and/or assets and/or the Investment; and/or, as applicable, (ii) a law or jurisdiction (including in each case the Bank’s Statute) applicable to the Bank, its rights, obligations, capacity and/or assets; (d) references to a provision of law are references to that provision as amended or re-enacted; (e) references to any Finance Documents or any other agreement or instrument are references to that other Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (f) words and expressions in plural shall include singular and vice versa; (g) a Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived; (h) “promptly” means without undue delay (unverzüglich) as contemplated by Section 121 of the German Civil Code (Bürgerliches Gesetzbuch); (i) nothing shall be construed so as to exclude the liability of any person for its own wilful misconduct (Vorsatz); (j) terms defined in the GDPR (as defined below), including the terms “data subject”, “personal data”, and “processing”, have the same meanings when used in Recital (F) to, or Paragraph 24 (Data Protection) of Schedule G (General Undertakings) of, this Contract; (k) references to “month” mean a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that and subject to the definition of Interest Payment Date, Article 6.1 (Day count convention) and Schedule B (Definition of EURIBOR) and unless provided otherwise in this Contract: (i) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 8 (l) This Contract is made in the English language. For the avoidance of doubt, the English language version of this Contract shall prevail over any translation of this Contract. However, where a German translation of a word or phrase appears in the text of this Contract, the German translation of such word or phrase shall prevail. Definitions In this Contract: "4th and 5th AML Directives" means Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing (the "4th AML Directive"), as amended by Directive 2018/843 of the European Parliament and of the Council of 30 May 2018, and as further amended, supplemented or restated. "Accepted Tranche" means a Tranche in respect of a Disbursement Offer which has been duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline. "acting in concert" means acting together pursuant to an agreement or understanding (whether formal or informal). “Adjusted EBITDA” means (according to the Annual Financial Statement and calculated as for the balance sheet date) the operating income (or loss, as the case may be) (a) plus depreciation of property, plant and equipment (excl. Right of Use assets acc. to IFRS16); (b) plus amortisation of intangible assets; (c) plus Impairment of goodwill and intangible assets; (d) minus extraordinary income (including income from bargain purchase acc. to IFRS); (e) plus extraordinary expenses (including changes in contingent considerations acc. to IFRS, restructuring and M&A transaction costs). in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation. "AML Criminal Law Directive" means Directive (EU) 2018/1673 of the European Parliament and of the Council of 23 October 2018 on combating money laundering by criminal law, as amended, supplemented or restated. "AML Directives" means the 4th and the 5th AML Directives and the AML Criminal Law Directive. “Annual Financial Statement” means the audited annual report for the period starting the 1st of January and ending the 31 December of each year. "Authorisation" means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Authorised Signatory" means a person authorised to sign individually or jointly (as the case may be) Disbursement Acceptances on behalf of the Borrower and named in the most recent List of Authorised Signatories and Accounts received by the Bank prior to the receipt of the relevant Disbursement Acceptance. "Business Day" means a day (other than a Saturday or Sunday) on which the Bank and commercial banks are open for general business in Luxembourg and in Hamburg. "Cash and Cash Equivalent Investments" means, for any financial year, the aggregate of: (a) cash in hand or on deposit with any bank, including, without limitation, any amounts standing to the credit of any current account and any overnight and time deposits; (b) any investment in money market funds according to the most recent Investment Policy of the Borrower as per the balance sheet position in the Annual Financial Statement of the Borrower, a copy of which to be provided to the Bank upon request;

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 9 (c) the market value of any securities which have a credit rating of either BBB- or higher by Standard and Poor's Rating Services or Fitch Ratings Ltd, or Baa3 or higher by Moody's Investors Service Limited; and (d) any other position as per balance sheet positions ‘Cash & Cash Equivalents and Investments’ of the Borrower. “Cancellation Fee” means the fee to be paid to the Bank in accordance with the provisions of the Finance Fee Letter. "Change in the Beneficial Ownership" means a change in the ultimate ownership or control of an entity according to the definition of "beneficial owner" set out in article 3(6) of the 4th AML Directive. "Change-of-Control Event" means any person or group of persons acting in concert gaining Control of the Borrower or of any entity directly or ultimately Controlling the Borrower. "Change-of-Law Event" means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs after the date of this Contract and which, in the reasonable opinion of the Bank, would materially impair the Borrower's ability to perform its obligations under the Finance Documents. “Code” means the U.S. Internal Revenue Code of 1986, as amended. "Compliance Certificate" means a certificate substantially in the form set out in Schedule E (Form of Compliance Certificate). “Construction Costs” means the costs and expenses (including without limitation Capex) properly incurred by a Group Company with the expansion works of the existing Manufacturing Plant for the construction of a new unit dedicated to biologic production. "Contract Number" means the Bank generated number identifying this Contract and indicated on the cover page of this Contract after the letters "FI N°". "Control" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise and, for the avoidance of doubt, owning more than 50% (fifty per cent.) of the shares of an entity would constitute Control, and "Controlling" has corresponding meaning. "Credit" has the meaning given to it in Article 2.1 (Amount of Credit). "Current Assets" means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each Group Company including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within 12 (twelve) months from the date of computation but excluding amounts in respect of: (a) receivables in relation to Tax (excluding VAT); (b) Exceptional Items and other non-operating items; (c) insurance claims; and (d) any interest owing to any Group Company. "Current Liabilities" means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each Group Company expected to be settled within 12 (twelve) months from the date of computation but excluding amounts in respect of: (a) liabilities for Indebtedness and Finance Charges; (b) liabilities for Tax (excluding VAT); (c) Exceptional Items and other non-operating items; (d) insurance claims; and (e) liabilities in relation to dividends declared but not paid by the Borrower or by a Group Company in favour of a person which is not a Group Company.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 10 "Default" means an Event of Default or any event or circumstance specified in Article 9 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Contract or any combination of any of the foregoing) be an Event of Default. "Disbursement Acceptance" means a copy of the Disbursement Offer duly countersigned by the Borrower in accordance with the List of Authorised Signatories and Accounts. "Disbursement Acceptance Deadline" means the date and time of expiry of a Disbursement Offer as specified therein. "Disbursement Account" means, in respect of each Tranche, the bank account to which disbursements may be made under this Contract, as set out in the most recent List of Authorised Signatories and Accounts. "Disbursement Date" means the date on which a Tranche is disbursed in accordance with Article 2.2.2 (Disbursement Offer). "Disbursement Offer" means a letter substantially in the form set out in Schedule C (Form of Disbursement Offer/Acceptance). "Dispute" has the meaning given to it in Article 10.2 (Jurisdiction). "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Borrower, preventing that Party from: (i) performing its payment obligations under this Contract; or (ii) communicating with other Party in accordance with the terms of this Contract, and which disruption (in either such case as per (a) or (b) above) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Eligible Period” means the period commencing on (and including) 1 January 2022 and ending on (and including) 31 December 2024. "Environment" means the following, insofar as they affect human health or social well-being: (a) fauna and flora; (b) soil, water, air, climate and the landscape; and (c) cultural heritage and the built environment, and includes, without limitation, occupational and community health and safety. "Environmental Approval" means any Authorisation required by Environmental Law. "Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. "Environmental Law" means EU Law including: (a) principles and standards; (b) national laws and regulations; (c) applicable international treaties, in each case of which a principal objective is the preservation, protection or improvement of the Environment. "Equity Investments" means each acquisition of newly issued shares or newly issued securities a business or entity (or, in each case, any interest in any of them, including, without limitation, participation rights granting a share in the profits, revenues and/or sale or liquidation proceeds of another business or entity or a certain project of another entity) by any Group

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 11 Company (excluding, however, (i) any acquisition of a business or entity by way of an asset deal and/or (ii) any acquisition of 100% (one hundred per cent.) of shares or securities of a business or entity where such Group Company already holds shares or securities and/or (iii) any equity investments made in the Excluded Projects pursuant to the Evotec Innovate programme: (a) where such acquisition or the agreement to so acquire occurred during the Eligible Period; or (b) where such acquisition occurred prior to 1 January 2022, provided that at least EUR 375,000 (three-hundred seventy-five thousand euro) are applied by a Group Company in such acquisition during the Eligible Period. "EU Directives" means the directives of the European Union. "EU Law" means the acquis communautaire of the European Union as expressed through the Treaties of the European Union, the regulations, the EU Directives, delegated acts, implementing acts, and the case law of the Court of Justice of the European Union. "EUR" or "euro" means the lawful currency of the Member States of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties. "EURIBOR" has the meaning given to it in Schedule B (Definition of EURIBOR). "Event of Default" means any of the circumstances, events or occurrences specified in Article 9 (Events of Default). "Exceptional Items" means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on: (a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring; (b) disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; (c) changes in valuation of contingent consideration liabilities (being obligations on the Borrower to make payments in respect of earnout or similar provisions); (d) disposals of assets associated with discontinued operations; and (e) any other examples of "exceptional items" (as such term has the meaning attributed to it in IFRS). “Excluded Projects” means the projects listed in Schedule K (Excluded Projects). "Exclusion Policy" means the European Investment Bank Exclusion Policy as published on the Bank’s website. “Facilities” means, together, Facility A, Facility B and Facility C, and “Facility” means each of them. “Facility A” has the meaning given to it in paragraph (a) of Article 2.2.1 (Facilities). “Facility B” has the meaning given to it in paragraph (b) of Article 2.2.1 (Facilities). “Facility C” has the meaning given to it in paragraph (c) of Article 2.2.1 (Facilities). "FATCA" means: (a) sections 1471 lo 1474 of the Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above;

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 12 (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. lnternal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction. "Fee Letter" means the letter from the Bank to the Borrower dated 25 November 2022. "Final Availability Date" means the day falling 36 (thirty-six) months after the date of this Contract. "Finance Charges" means, for any financial year, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of any Indebtedness of any Group Company (calculated on a consolidated basis) in cash in respect of that financial year: (a) excluding any upfront fees or costs; (b) including the interest (but not the capital) element of payments in respect of Finance Leases; (c) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Company under any interest rate hedging arrangement; (d) if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group's share of the finance costs or interest receivable of the Joint Venture; (e) taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and (f) excluding any capitalised interest, together with the amount of any cash dividends or distributions paid or made by the Borrower in respect of that financial year and so that no amount shall be added (or deducted) more than once. "Finance Documents" means this Contract, the Fee Letter, the Finance Fee Letter and any other document designated a “Finance Document” by the Borrower and the Bank. “Finance Fee Letter” means the fee letter under Luxembourg law from the Bank to the Borrower dated on or about the date of this Contract. "Finance Lease" means any lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, be treated as a finance or capital lease. "Fixed Rate" means 0.8% (80 basis points) per annum. "Fixed Rate Tranche" means a Tranche which is specified as a Fixed Rate Tranche in the relevant Disbursement Offer. "GAAP" means generally accepted accounting principles in Germany, including IFRS. "GDPR" means General Data Protection Regulation (EU) 2016/679. "Group" means the Group Companies, taken together as a whole. "Group Company" means the Borrower and its Subsidiaries. "IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Illegal Activities" means any of the following illegal activities or activities carried out for illegal purposes according to applicable laws in any of the following areas: (i) fraud, corruption, coercion, collusion or obstruction, (ii) money laundering, financing of terrorism or tax crimes each as defined in the AML Directives, and (iii) fraud and other illegal activity against the financial interests of the European Union as defined in the PIF Directive. "Illegality Event" has the meaning given to it in Article 5.3.3 (Illegality Event). "Indebtedness" means any: (a) obligations for borrowed money;

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 13 (b) indebtedness under any acceptance credit; (c) indebtedness under any bond, debenture, note or similar instrument; (d) instrument under any bill of exchange; (e) indebtedness in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors); (f) indebtedness under any Finance Lease; (g) indebtedness (actual or contingent) under any guarantee, bond security, indemnity or other agreement; (h) indebtedness (actual or contingent) under any instrument entered into for the purpose of raising finance; (i) indebtedness in respect of a liability to reimburse a purchaser of any receivables sold or discounted in the event that any amount of those receivables is not paid; (j) indebtedness arising under a securitisation; or (k) other transaction which has the commercial effect of borrowing. "Intellectual Property Rights" means any discovery, invention, formulation, formulae, knowledge, know-how, experience, method, technological development, enhancement, modification, improvement, work of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof, data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection, and all patent, copyright, trade secret or other intellectual property or other proprietary rights in the foregoing in any tangible or intangible form, which may now or in the future subsist. “Interest Payment Date” means each 30 June and each Maturity Date of a Tranche as specified in the Disbursement Offer, save that: (a) in case any such date is not a Relevant Business Day, it means the following Relevant Business Day, without adjustment to the interest due under Article 4.1 (Fixed Rate Tranches); but (b) where a payment is made as a single instalment in accordance with Article 5.1 (Normal repayment), and to the final interest payment only, it shall mean the preceding Relevant Business Day, with adjustment to the interest due under Article 4.1 (Fixed Rate Tranches). "Investment" has the meaning given to that term in Recital (A). "Investment Cost Reduction Event" has the meaning given to it in Article 5.3.1 (Investment Cost Reduction Event). "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. "Lead Organisation" means the European Union, the United Nations and international standard setting organisations including the International Monetary Fund, the Financial Stability Board, the Financial Action Task Force, the Organisation for Economic Cooperation and Development and the Global Forum on Transparency and Exchange of Information for Tax Purposes and any successor organisations. "List of Authorised Signatories and Accounts" means a list, in form and substance satisfactory to the Bank, setting out: (i) the Authorised Signatories, accompanied by evidence of signing authority of the persons named on the list and specifying if they have individual or joint signing authority, (ii) the specimen signatures of such persons, and (iii) the bank account(s) to which disbursements may be made under this Contract (specified by IBAN code if the country is included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary, together with evidence that such account(s) have been opened in the name of the beneficiary; and (iv) the bank account(s) from which payments under this Contract will be made by the Borrower (specified by IBAN code if the country is

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 14 included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary, together with evidence that such account(s) have been opened in the name of the beneficiary. "Loan" means the aggregate of the amounts disbursed from time to time by the Bank under this Contract. "Loan Outstanding" means the aggregate of the amounts disbursed from time to time by the Bank under this Contract that remains outstanding. “Manufacturing Plant” means the biotechnology manufacturing plant of the Borrower, located at the “Curie” Campus in Toulouse, France. "Material Adverse Change" means, any event or change of condition, which, in the reasonable opinion of the Bank, has a material adverse effect on: (a) the ability of the Borrower to perform its obligations under the Finance Documents; (b) the business, operations, property, or financial condition or prospects of the Borrower or the Group as a whole; or (c) the legality, validity or enforceability of, or the effectiveness or ranking of, or the value of any Security granted to the Bank, or the rights or remedies of the Bank under the Finance Documents. "Material Subsidiary" means any Subsidiary of the Borrower from time to time, whose gross revenues, Total Assets or Adjusted EBITDA represents not less than 10% of (i) the consolidated gross revenues of the Group or, (ii) the consolidated Total Assets of the Group or, (iii) as the case may be, the consolidated Adjusted EBITDA of the Group, as calculated based on the then latest consolidated annual audited accounts of the Group, which shall be prepared in accordance with GAAP as applied by the Borrower on the date of this Contract and as GAAP is amended from time to time and tested annually. "Maturity Date" means, for each Tranche, the sole repayment date of that Tranche as specified in the relevant Disbursement Offer, being 7 (seven) years from the Disbursement Date of the relevant Tranche. “Net Debt” means (according to the relevant Annual Financial Statement and calculated as for the balance sheet date), any Indebtedness (a) plus other interest carrying debt, (e.g. actuarial loans, financial lease obligations (excl. operating lease obligations), bonds, promissory notes, shareholder loans, subordinated loans, silent partnerships); (b) minus Cash and Cash Equivalent Investments. "Net Debt Leverage Ratio Test" means the test which will be met in respect of a financial year if the ratio of the aggregate Indebtedness of the Group (excluding intra-Group Indebtedness) net of Cash and Cash Equivalent Investments as at the end of such financial year to Adjusted EBITDA (for the immediately preceding 12-month period) in respect of such financial year is no higher than 3.5:1. "Non-EIB Financing" includes any loan (save for the Loan and any other direct loans from the Bank to the Borrower or any other Group Company), credit bond or other form of Indebtedness or any obligation for the payment or repayment of money originally granted to the Borrower or any other Group Company for a term of more than 3 (three) years. "Partnered Projects" means research and development projects which have been entered into by a Group Company prior to the signing of this Contract, where the Borrower has agreed with a third party that such party will provide the majority of the required funding in relation to such project or investment, and no amount drawn in respect of the Loan will be applied to such projects or investments. "Payment Account" means the bank account from which payments under this Contract will be made by the Borrower, as set out in the most recent List of Authorised Signatories and Accounts.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 15 "Payment Date" means each Interest Payment Date, each Maturity Date and each Variable Remuneration Payment Date. "Permitted Guarantees" means each and every guarantee permitted in accordance with Paragraph 16 (Guarantees) of Schedule H (General Undertakings). "Permitted Hedging" has the meaning given to such term in Paragraph 17 (Hedging) of Schedule H (General Undertakings). "Permitted Indebtedness" means Indebtedness of the Borrower and/or any Group Company which is permitted in accordance with Paragraph 15 (Indebtedness) of Schedule H (General Undertakings). "Permitted Security" means Security of the Borrower and/or any Group Company which is permitted in accordance with sub-paragraph (c) of Paragraph 22 (Negative pledge) of Schedule H (General Undertakings). "Phase II" means the second clinical phase of controlled studies during Research and Development Projects, where a human clinical trial of a specific product in any country is conducted to evaluate the efficacy of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the side effect profile and risks associated with the drug, as well as to further determine the drug-dosage for phase III. "PIF Directive" means Directive (EU) 2017/1371 of the European Parliament and of the Council of 5 July 2017 on the fight against fraud to the European Union's financial interests by means of criminal law as amended, supplemented or restated. "Prepayment Amount" means the amount of a Tranche to be prepaid by the Borrower in accordance with Articles 5.2 (Voluntary prepayment), 5.3 (Compulsory prepayment) or 9.1 (Right to demand repayment). "Prepayment Date" means the date as requested by the Borrower and agreed by the Bank or indicated by the Bank, as applicable, on which the Borrower shall effect prepayment of a Prepayment Amount. "Prepayment Event" means any of the events described in Article 5.3 (Compulsory Prepayment). "Prepayment Fee" means the fee to be paid to the Bank in accordance with the Finance Fee Letter. "Prepayment Notice" means a written notice from the Bank to the Borrower in accordance with Article 5.2.3 (Prepayment mechanics). "Prepayment Request" means a written request from the Borrower to the Bank to prepay all or part of the Loan Outstanding, in accordance with Article 5.2.1 (Prepayment option). "Qualifying Investment" means: (a) each Research and Development Project and Equity Investment where any investment is made by a Group Company during the Eligible Period; and (b) each Research and Development Project and Equity Investment specified in any list provided in respect of the final Tranche in accordance with Article 2.5.2 (All Tranches – Documentary Conditions Precedent); and (c) the Construction Costs incurred during the Eligible Period, in each case not including any Excluded Projects or Partnered Projects, and provided also that if the Bank notifies the Borrower that it requires a limitation (in whole or in part) of an amount to be disbursed under a Tranche and applied to a particular Research and Development Project and/or Equity Investment, (i) where no amount is disbursed under this Contract in respect of that Research and Development Project and/or Equity Investment, such Research and Development Project or Equity Investment shall not be a Qualifying Investment; and (ii) where a limited amount is disbursed under this Contract in respect of that Research and Development Project and/or Equity Investment, a proportionate adjustment to Variable Remuneration in respect of such Qualifying Investment shall be agreed between the Bank and the Borrower prior to disbursement.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 16 "Relevant Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2) is open for the settlement of payments in EUR. “Relevant Party” has the meaning given to it in Schedule I (Information and Visits). “Relevant Period” means each period of 12 (twelve) months ending on or about the last day of the financial year. “Relevant Person” means, with respect to the Borrower, any member of its management bodies; or any of its employees or any other person acting on its behalf or under its control. "Repeating Representations" means each of the representations set out in Schedule G (Representations and Warranties) other than those Paragraphs thereof which are identified with the words "(Non-repeating)" at the end of the Paragraphs. "Research and Development Project" means, other than Partnered Projects or Excluded Projects, each research and development project entered into by a Group Company: (a) during the Eligible Period; or (b) where such research and development project was entered into prior to 1 January 2022, provided that an amount of at least EUR 375,000 (three hundred seventy-five thousand euro) is applied by a Group Company in such research and development project during the Eligible Period. The Parties acknowledge and agree that such Research and Development Project is and will be managed by a department unit of a Group Company which is not and will not be solely responsible for such Research and Development Project but rather manages and will manage several research and development projects under this Contract and otherwise. A list of the projects entered into in 2022 prior to the signing of this Contract which form part of this definition is set out in Schedule J (Research and Development Projects). "Revenues" means any payment or other consideration (including equity) that the Borrower or any Group Company receives in connection with a Research and Development Project: (a) other than amounts that are committed or paid on arm's length terms and at fair market value to cover the costs of research and development activities related to actual or potential products which are developed in the relevant Research and Development Project; (b) including the proceeds of any disposal of assets relating to a Research and Development Project; and (c) net of transaction costs and licence fees committed or paid by the Borrower or any Group Company on arm's length terms and directly related to the relevant Research and Development Project. “Sanctioned Person” means any individual or entity (for the avoidance of doubt, the term entity includes, but is not limited to, any government, group or terrorist organisation) who is a designated target of, or who is otherwise a subject of, Sanctions (including, without limitation, as a result of being owned or otherwise controlled, directly or indirectly, by any individual or entity, who is a designated target of, or who is otherwise a subject of, Sanctions). “Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes or other restrictive measures (including, in particular, but not limited to, measures in relation to the financing of terrorism) enacted, administered, implemented and/or enforced from time to time by any of the following: (a) the United Nations, and any agency or person which is duly appointed, empowered or authorised by the United Nations to enact, administer, implement and/or enforce such measures; (b) the European Union, and any agency or person which is duly appointed, empowered or authorised by the European Union to enact, administer, implement and/or enforce such measures; and

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 17 (c) the United States Government, and any department, division, agency, or office thereof, including the Office of Foreign Asset Control (OFAC) of the United States Department of the Treasury, the United States Department of State and/or the United States Department of Commerce. "Security" means any mortgage, pledge, lien, charge, assignment, hypothecation, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Subsidiary" means an entity of which the Borrower has direct or indirect control or owns directly or indirectly more than 50% (fifty per cent.) of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity, whether through the ownership of voting capital, by contract or otherwise; provided, however, that Panion Ltd. shall be deemed not to be a Subsidiary. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Technical Description" has the meaning given to it in Recital (A). “Total Assets” means the total consolidated assets of the Group, as shown in the Borrower’s latest consolidated financial statements, as at the end of any Relevant Period. "Tranche" means each disbursement under Facility A, Facility B, or Facility C and made or to be made under this Contract. In the event that no Disbursement Acceptance has been received, Tranche shall mean a Tranche as offered under Article 2.2.2 (Disbursement Offer). "Upfront Payments" means an initial payment received by a Group Company from a third party as part of an intended ongoing arrangement in connection with a Research and Development Project, where such payment shall cover costs of the Research and Development Project already incurred and/or forecast to be incurred in the future by the relevant Group Company. “Valuation Event” means, for the purposes of Article 4.2(b)(ii)(1) (Variable Remuneration): (a) the most recent issuance of shares subscribed by any third party(ies) for an amount of at least EUR 1,000,000 (one million euro); or (b) the most recent sale of existing shares to any third party(ies) for an amount of at least EUR 1,000,000 (one million euro); or (c) in case of event likely to have a material impact on the price per share of the investee since the events described in (a) and (b) above, a valuation prepared by an independent expert. "Variable Remuneration" has the meaning given to it in Article 4.2 (Variable Remuneration). "Variable Remuneration Payment Date" means 30 June of each year to fall after the publication of the Borrower's audited consolidated financial statements for the preceding financial year, up to (and including) the first of those dates to fall after the publication of the Borrower's audited consolidated financial statements for the year ended 31 December 2037. "Voluntary Non EIB Prepayment" means a voluntary prepayment by any Group Company (for the avoidance of doubt, prepayment shall include a repurchase, redemption or cancellation where applicable) of a part or the whole of any Non-EIB Financing where: (a) such prepayment is not made within a revolving credit facility (save for the cancellation of the revolving credit facility); or (b) such prepayment is not made out of the proceeds of a loan or other indebtedness having a term at least equal to the unexpired term of the Non-EIB Financing prepaid.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 18 ARTICLE 2 Credit and Disbursements 2.1 Amount of Credit By this Contract, the Bank establishes in favour of the Borrower, and the Borrower accepts, a credit in an aggregate amount of up to EUR 150,000,000 (one-hundred fifty million euro) for the financing of the Investment (the "Credit"). 2.2 Disbursement procedure 2.2.1 Tranches The Bank shall disburse the Credit in up to 12 (twelve) Tranches as set out below: (a) Facility A, in an amount of EUR 75,000,000 (seventy-five million euro) (“Facility A”); (b) Facility B, in an amount of EUR 37,500,000 (thirty-seven million five hundred thousand euro) (“Facility B”); and (c) Facility C, in an amount of EUR 37,500,000 (thirty-seven million five hundred thousand euro) (“Facility C”). Each Facility may be disbursed in up to 4 (four) Tranches and maximum once in each quarter year. Each Tranche shall be in a minimum amount of EUR 10,000,000 (ten million euro) or (if less) the entire undrawn balance of the relevant Facility. 2.2.2 Disbursement Offer Upon request by the Borrower and subject to Article 2.5 (Conditions of Disbursement), provided that no event mentioned in sub-paragraph (b) of Article 2.6 (Cancellation) has occurred and is continuing, the Bank shall send to the Borrower within 6 (six) Business Days after the receipt of such request a Disbursement Offer for the disbursement of a Tranche. The latest time for receipt by the Bank of such Borrower’s request is 10 (ten) Business Days before the Final Availability Date. The Disbursement Offer shall specify: (a) the Facility and the amount of the Tranche; (b) the Disbursement Date, which shall be a Relevant Business Day, falling at least 6 (six) Business Days after the date of the Disbursement Acceptance and on or before the Final Availability Date; (c) the interest rate basis of the Tranche, namely: (i) that it is a Fixed Rate Tranche; (ii) the Fixed Rate; and (iii) the Interest Payment Dates and interest periods; (d) the Maturity Date; and (e) the Disbursement Acceptance Deadline. 2.2.3 Disbursement Acceptance (a) The Borrower may accept a Disbursement Offer by delivering a Disbursement Acceptance to the Bank no later than the Disbursement Acceptance Deadline. The Disbursement Acceptance shall be signed by an Authorised Signatory with individual representation rights or 2 (two) or more Authorised Signatories with joint representation right and shall specify the Disbursement Account to which disbursement of the Tranche should be made in accordance with Article 2.3 (Disbursement Account).

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 19 (b) If a Disbursement Offer is duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline, and provided the conditions in Article 2.5.3 (All Tranches – Other Conditions) are met, the Bank shall make the Accepted Tranche available to the Borrower in accordance with the relevant Disbursement Offer and subject to the terms and conditions of this Contract. (c) The Borrower shall be deemed to have refused any Disbursement Offer which has not been duly accepted in accordance with its terms on or before the Disbursement Acceptance Deadline, in which case the Tranche shall not be made available to the Borrower by the Bank, and the Credit shall not be affected. (d) The Bank may rely on the information set out in the most recent List of Authorised Signatories and Accounts provided to the Bank by the Borrower. If a Disbursement Acceptance is signed by a person defined as Authorised Signatory under the most recent List of Authorised Signatories and Accounts provided to the Bank by the Borrower, the Bank may assume that such person has the power to sign and deliver in the name and on behalf of the Borrower such Disbursement Acceptance, unless the Bank has better knowledge. 2.3 Disbursement Account (a) Disbursement shall be made to the Disbursement Account specified in the relevant Disbursement Acceptance, provided that such Disbursement Account is acceptable to the Bank. (b) Only one Disbursement Account may be specified for each Tranche. 2.4 Currency of disbursement The Bank shall disburse each Tranche in EUR. 2.5 Conditions of Disbursement 2.5.1 Initial Documentary Conditions Precedent No Disbursement Offer will be provided by the Bank under this Contract unless the Bank has confirmed that it has received in form and substance satisfactory to it and no later than the date falling 10 (ten) Business Days before the Disbursement Date, all of the documents and other evidence listed in Schedule F (Initial Documentary Conditions Precedent). 2.5.2 All Tranches - Documentary Conditions Precedent Each Disbursement Offer, including the first Disbursement Offer, will be provided by the Bank under this Contract only once the Bank has confirmed that it has received, in form and substance (but excluding, for the avoidance of doubt, on the quality of the relevant Qualifying Investments) satisfactory to it no later than the date falling 10 (ten) Business Days before the Disbursement Date: (a) a certificate from the Borrower in the form of Schedule D (Form of Drawdown Certificate), signed by an Authorised Signatory and dated no earlier than the date falling 14 (fourteen) days before the Disbursement Date; (b) a report, signed by two Authorised Signatories of the Borrower, providing a detailed overview of the relevant Qualifying Investments to which the Tranche will be applied (and the relevant amounts to be so applied), and including: (i) evidence confirming the amount the Group Companies have already invested (from the Group's own resources or a third-party lender) towards each Qualifying Investment to which the respective Tranche shall be allocated, which amount (1) to the extent that proceeds of the Tranche shall be further invested in such Qualifying Investment, shall be at least equal to the amount of the relevant Tranche which is intended to be further invested in such Qualifying Investment, and/or

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 20 (2) to the extent that the proceeds of the Tranche shall not be further invested in such Qualifying Investment, shall be at least two times the amount of the relevant Tranche which is intended to be allocated to (but not further invested in) such Qualifying Investment, provided that no such amount may be included in the report if and to the extent that such amounts have been included in previous reports as evidence for investments of the Group Companies (from the Group's own resources or those of a third party lender) in relation to any previous Disbursement Offer; and/or (ii) in relation only to the final Tranche being disbursed or a Tranche to be disbursed in the 6 (six) months prior to the Final Availability Date, to the extent that amounts as specified in paragraph (i) above have not yet been invested in Qualifying Investments at such time, a list of each Qualifying Investment which the Borrower commits to invest in and apply proceeds of the Tranche towards during the period of 12 (twelve) months from the Disbursement Date of the final Tranche, and evidence confirming that the Group Companies will invest (from the Group's own resources or a third party lender) an amount equal to or greater than the amount of the Tranche to be allocated to each relevant Qualifying Investment towards such Research and Development Projects or Equity Investments during such period. 2.5.3 All Tranches – Other Conditions The Bank will only be obliged to make any Accepted Tranche available to the Borrower if on the Disbursement Date for the proposed Tranche: (a) the Repeating Representations are materially correct in all respects; and (b) no event or circumstance has occurred and is continuing which constitutes or would with the expiry of a grace period and/or the giving of notice under this Contract constitute: (i) an Event of Default; or (ii) a Prepayment Event other than pursuant to Article 5.3.1 (Investment Cost Reduction Event), or would, in each case, result from the disbursement of the proposed Tranche. 2.5.4 Facility B – Additional Conditions Precedent Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of the first Tranche under Facility B unless Facility A has been disbursed and the Bank has confirmed that it has received in form and substance satisfactory to it no later than the date falling 10 (ten) Business Days before the Disbursement Date: (a) evidence of at least EUR 150,000,000 (one-hundred fifty million euro) in aggregate having been invested by the Group Companies in Qualifying Investments during the Eligible Period, of which no less than EUR 60,000,000 (sixty million euro) have been applied in Research and Development Projects and/or Equity investments; and (b) evidence of the advancement in the construction works of the extension of the Manufacturing Plant namely the shell & core structure being finalised or mostly finalised in accordance with non-confidential pictures from the Manufacturing Plant, certified as being complete, true and accurate by 2 (two) Authorised Signatories of the Borrower provided such certification is dated no earlier than the date falling 14 (fourteen) Business Days before the Disbursement Date. 2.5.5 Facility C – Additional Conditions Precedent Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of the first Tranche under Facility C unless Facility A and Facility B have been disbursed and the Bank has confirmed that it has received in form and substance

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 21 satisfactory to it no later than the date falling 10 (ten) Business Days before the Disbursement Date: (a) evidence of at least EUR 225,000,000 (two hundred twenty-five million euro) in aggregate having been invested by the Group Companies in Qualifying Investments during the Eligible Period, of which: (i) no less than EUR 75,000,000 (seventy-five million euro) have been applied in Research and Development Projects; and (ii) no less than EUR 15,000,000 (fifteen million euro) have been applied in Equity Investments; and (b) evidence of the advancement in the construction works of the extension of the Manufacturing Plant, namely that it is ready for bringing in the equipment in accordance with non-confidential pictures from the Manufacturing Plant, certified as being complete, true and accurate by 2 (two) Authorised Signatories of the Borrower provided such certification is dated no earlier than the date falling 14 (fourteen) Business Days before the Disbursement Date. 2.6 Cancellation (a) The Borrower may send a written notice to the Bank requesting a cancellation of the undisbursed Credit or a portion thereof. In its written notice the Borrower: (i) must specify whether the Credit shall be cancelled in whole or in part and, if in part, the amount of the Credit to be cancelled; and (ii) must not request any cancellation of an Accepted Tranche which has a Disbursement Date falling within 5 (five) Business Days of the date of such written notice. Upon receipt of such written notice, the Bank shall cancel the requested portion of the Credit with immediate effect. (b) At any time upon the occurrence of the following events, the Bank may notify the Borrower in writing that the undisbursed portion of the Credit shall be cancelled in whole or in part: (i) a Prepayment Event, where (for the avoidance of doubt) if case of an Investment Cost Reduction Event pursuant to Article 5.3.1 (Investment Cost Reduction Event), such cancellation shall be by the amount necessary so that such Investment Cost Reduction Event is no longer continuing; (ii) an Event of Default; or (iii) an event or circumstance which would with the passage of time or giving of notice under this Contract constitute a Prepayment Event (other than pursuant to Article 5.3.1 (Investment Cost Reduction Event) or an Event of Default). On the date of such written notification from the Bank the relevant undisbursed portion of the Credit shall be cancelled with immediate effect. 2.7 Fee for cancellation of an Accepted Tranche (a) If pursuant to sub-paragraph (a) of Article 2.6 Cancellation) the Borrower cancels an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee in accordance with the provisions of the Finance Fee Letter. (b) If pursuant to sub-paragraph (b) of Article 2.6 Cancellation) the Bank cancels all or part of an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee in accordance with the provisions of the Finance Fee Letter.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 22 (c) If an Accepted Tranche is not disbursed on the Disbursement Date because the conditions precedent set out in Article 2.5.3 (All Tranches – Other Conditions) are not satisfied on such date, such Tranche shall be cancelled and the Borrower shall pay to the Bank the Cancellation Fee in accordance with the provisions of the Finance Fee Letter. 2.8 Cancellation after expiry of the Credit On the day following the Final Availability Date, unless otherwise specifically agreed in writing by the Bank and the Borrower, any part of the Credit in respect of which no Disbursement Acceptance has been received in accordance with Article 2.2.3 (Disbursement Acceptance) shall be automatically cancelled, without any further notice from the Bank to the Borrower and without liability arising on the part of either Party. 2.9 Commitment Fee If no disbursement is made within 4 (four) months from the date of signature of this Contract, the Borrower shall pay to the Bank a one-off contractual commitment fee in accordance with the provisions of the Finance Fee Letter, unless the Borrower has cancelled the Credit in full within 1 (one) month from the date of signature of this Contract. 2.10 Non-utilisation fee On the Final Availability Date the Borrower shall pay to the Bank a one-off contractual non-utilisation fee calculated over the undisbursed portion of the Credit and in accordance with the provisions of the Finance Fee Letter. 2.11 Sums due under Article 2 Sums due under Article 2.6 (Cancellation), Article 2.7 (Fee for cancellation of an Accepted Tranche), Article 2.9 (Commitment Fee) and Article 2.10 (Non-utilisation fee) shall be payable in EUR. Sums due under Article 2.6 (Cancellation) shall be payable within 15 (fifteen) days of the Borrower's receipt of the Bank's demand or within any longer period specified in the Bank's demand, in accordance with the provisions of the Finance Fee Letter. ARTICLE 3 The Loan 3.1 Amount of Loan The Loan shall comprise the aggregate amount of Tranches disbursed by the Bank under the Credit. 3.2 Currency of repayment, interest and other charges (a) The Borrower shall pay interest, principal, the Variable Remuneration, and other charges payable in respect of each Tranche in EUR. (b) Any other payment shall be made in the currency specified by the Bank having regard to the currency of the expenditure to be reimbursed by means of that payment. ARTICLE 4 Interest 4.1 Fixed Rate Tranches The Borrower shall pay interest on the outstanding balance of each Fixed Rate Tranche at the Fixed Rate annually in arrear on the relevant Interest Payment Dates specified in the

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 23 Disbursement Offer, and calculated on the basis of Article 6.1 (Day count convention). If the period from the Disbursement Date to the first Interest Payment Date is 15 (fifteen) days or less then the payment of interest accrued during such period shall be postponed to the following Interest Payment Date. In addition to the interest payable pursuant to Article 4.1 (Fixed Rate Tranches) above, the Bank shall be entitled to receive the Variable Remuneration pursuant to Article 4.2 (Variable Remuneration). 4.2 Variable Remuneration (a) The Bank and the Borrower agree that in consideration of the Bank making the Credit available to the Borrower in accordance with this Contract, and in addition to amounts of interest payable under Article 4.1 (Fixed Rate Tranches) above, the Borrower shall pay to the Bank a variable remuneration based on performance indicators and for specific periods, as set out in paragraph (b) below (the "Variable Remuneration") provided that the aggregate Variable Remuneration payable under this Contract shall not exceed the lower of (i) the amount of the Loan actually disbursed; and (ii) EUR 112,500,000.00 (one-hundred twelve million five hundred thousand Euro).. (b) The Variable Remuneration payable by the Borrower to the Bank shall be equal to the aggregate of: (i) in respect of all Revenues received by a Group Company, net of VAT and other transaction taxes paid by a Group Company, other than Upfront Payments, during the period from (and including) 1 January 2028 up to (and including) 31 December 2037 and in relation to any Research and Development Project which is a Qualifying Investment: (1) 1.5% (one point five per cent.) of such amounts for so long as the relevant Research and Development Project has not yet reached Phase II; and (2) 8% (eight per cent.) of such amounts once the relevant Research and Development Project has reached Phase II (i.e., "first patient in"); (ii) in respect of Equity Investments: (1) an amount equal to 5% (five per cent.) of all net proceeds (net of VAT, other transaction taxes and transaction costs (for the avoidance of doubt excluding acquisition costs and investments made) as paid by a Group Company) received by a Group Company from any distributions (such as dividend payments) on the shares or other securities in an Equity Investment prior to the disposal of such shares or other securities, in each case during the period from (and including) the date of this Contract up to (and including) 31 December 2037; and (2) an amount equal to 5.25% (five point twenty-five per cent.) of all net proceeds (net of VAT, other transaction taxes and transaction costs (including acquisition costs and total investments made) as paid by a Group Company) received by a Group Company from any divestment of Equity Investments which are Qualifying Investments, or other return on the disposal of shares or other securities in such Equity Investments, in each case during the period from (and including) the date of this Contract up to (and including) 31 December 2037; and (3) on 31 December 2037, the royalty period lump sum payment for non-exited Equity Investment eligible for EIB financing corresponding to: (A) in relation to equity stakes in listed entities, 5.25% (five point twenty-five per cent.) of the value of the equity stake of the Borrower based on the average price per share over the last 3 (three) months (with the possibility of exit fee deferral by up to 6 (six) months in case of lock up period) net of transaction costs (including acquisition costs and total investments made);

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 24 (B) for equity stake in non-listed entities, 5.25% (five point twenty-five per cent.) of the value of the equity stake of the Borrower based on the price per share as defined by the latest available Valuation Event net of transaction costs (including acquisition costs and total investments made); (c) The Borrower shall pay to the Bank each year, on the Variable Remuneration Payment Date, the Variable Remuneration in respect of the financial year to which such financial statements relate, notwithstanding any prior repayment of the Loan. For the avoidance of doubt, Variable Remuneration shall be payable beyond the final Maturity Date and will remain payable in respect of the period up to (and including) 31 December 2037 or such longer period as may be required in the event of a deferral as set out in Article 4.2(b)(ii)(1) above. (d) The Borrower shall provide to the Bank, on 31 May of each year, a detailed statement setting out how the Variable Remuneration in respect of the relevant financial year has been calculated. The Bank shall be entitled to challenge or request further information in respect of such statement, and if the Bank does so the Borrower shall provide any information reasonably requested and enter into discussions with the Bank in good faith in order to agree the Variable Remuneration in respect of such financial year. (e) Following agreement on the Variable Remuneration, the Bank shall, by notice to the Borrower, request payment of the Variable Remuneration. 4.3 Interest on overdue sums Without prejudice to Article 9 (Events of default) and by way of exception to Article 4.1 (Fixed Rate Tranches), if the Borrower fails to pay any amount payable by it under the Contract on its due date other than any interest amount of Variable Remuneration, interest shall accrue on any such overdue amount (other than any interest amount or Variable Remuneration) from the due date to the date of actual payment at an annual rate equal to: (a) for overdue sums related to Fixed Rate Tranches, the higher of (a) the applicable Fixed Rate plus 2% (200 basis points) or (b) EURIBOR plus 2% (200 basis points); (b) for overdue sums other than under sub-paragraph (a) of Article 4.3 (Interest on overdue sums) above, EURIBOR plus 2% (200 basis points), and shall be payable in accordance with the demand of the Bank. If the Borrower fails to pay any interest amount or Variable Remuneration payable by it under this Contract on its due date, it shall make a liquidated damages payment (pauschalierter Schadensersatz) for all amounts of interest or Variable Remuneration overdue equal to the amount which is payable by applying the higher of (i) a rate which is 2% (200 basis points) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Fixed Rate Tranche of the overdue amount and (ii) EURIBOR plus 2% (200 basis points), in each case for a period commencing on the due date and up to the date of actual payment, provided that in respect of the liquidated damages payment the Borrower shall be free to prove that no damage has arisen, or that damage has not arisen in the asserted amount and the Bank shall be entitled to prove that further damages have arisen. For the purpose of determining EURIBOR in relation to this Article 4.3 (Interest on overdue sums), the relevant periods within the meaning of Schedule B (Definition of EURIBOR) shall be successive periods of one month commencing on the due date. If the overdue sum is in a currency other than the currency of the Loan, the relevant interbank rate that is generally retained by the Bank for transactions in that currency plus 2% (200 basis points) shall apply, calculated in accordance with the market practice for such rate.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 25 ARTICLE 5 Repayment 5.1 Normal repayment 5.1.1 Single instalment The Borrower shall repay each Tranche in a single instalment on the Maturity Date of that Tranche. 5.2 Voluntary prepayment 5.2.1 Prepayment option (a) Subject to Articles 5.2.2 (Prepayment Fee) and 5.4 (General), the Borrower may prepay all or part of any Tranche, together with accrued interest (including, without limitation, any interest under Article 4.1 (Fixed Rate Tranches) and any Variable Remuneration), any Prepayment Fee and indemnities if any, and any amount due under any Finance Document in connection to such Tranche, upon giving a Prepayment Request with at least 30 (thirty) calendar days prior notice specifying: (i) the Prepayment Amount; (ii) the Prepayment Date, which shall be a Payment Date; and (iii) the Contract Number. (b) The Prepayment Request shall be irrevocable. 5.2.2 Prepayment Fee If the Borrower prepays a Tranche, the Borrower shall pay the relevant Prepayment Fee on the Prepayment Date in accordance with the provisions of the Finance Fee Letter. 5.2.3 Prepayment mechanics (a) Upon presentation by the Borrower to the Bank of a Prepayment Request, the Bank shall issue a Prepayment Notice to the Borrower, not later than 10 (ten) days prior to the Prepayment Date. The Prepayment Notice shall specify the Prepayment Amount, the accrued interest due thereon, and the Prepayment Fee. If the Prepayment Notice specifies the Prepayment Fee, it shall also specify the deadline by which the Borrower may accept the Prepayment Notice, and the Borrower must accept the Prepayment Notice no later than such deadline as a condition to prepayment. (b) The Borrower shall make a prepayment in accordance with the Prepayment Notice and shall accompany the prepayment by the payment of accrued interest (including, without limitation, any interest under Article 4.1 (Fixed Rate Tranches) and any Variable Remuneration) and Prepayment Fee or indemnity, if any, due on the Prepayment Amount, as specified in the Prepayment Notice, and shall identify the Contract Number in the prepayment transfer. 5.3 Compulsory prepayment and cancellation 5.3.1 Investment Cost Reduction Event (a) The Borrower shall in due course inform the Bank if an Investment Cost Reduction Event has occurred or is likely to occur. At any time after the occurrence of an Investment Cost Reduction Event the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding up to the amount by which the Credit exceeds the limit referred to in paragraph (b) below together with accrued interest and all other amounts accrued and outstanding under this Contract in relation to the proportion of the Loan Outstanding to be prepaid.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 26 (b) For the purpose of this Article, "Investment Cost Reduction Event" means that the total cost of the Investment at completion by the final date specified in the Technical Description falls below the figure stated in Recital (A) so that the amount of the Credit exceeds 50% (fifty per cent) of such total cost of the Investment. 5.3.2 Change Events The Borrower shall promptly inform the Bank if: (a) a Change-of-Control Event has occurred or is likely to occur; or (b) there is or is likely to be an enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs or will occur, as applicable, after the date of this Contract and which, in the opinion of the Borrower, would impair the Borrower's ability to perform its obligations under any of the Finance Documents; In such case, or if the Bank has reasonable cause to believe that a Change-of-Control Event or a Change-of-Law Event has occurred or is reasonably likely to occur, the Borrower shall, on request of the Bank, consult with the Bank as to the impact of such event. If 30 (thirty) days have passed since the date of such request and the Bank is of the reasonable opinion that the effects of such event cannot be mitigated to its reasonable satisfaction, or in any event if a Change-of-Control Event or Change-of-Law Event has actually occurred and is continuing, the Bank may by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued or outstanding under this Contract. In the event that the Borrower considers information to be provided to the Bank under this Article 5.3.2 (Change Events) to be "inside information" (as defined in the Market Abuse Regulation (Regulation 596/2014)), it shall notify the Bank thereof. 5.3.3 Illegality Event (a) Upon becoming aware of an Illegality Event: (i) the Bank shall promptly notify the Borrower, and (ii) the Bank may immediately (A) suspend or cancel the undisbursed portion of the Credit, and/or (B) demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued and outstanding under this Contract on the date indicated by the Bank in its notice to the Borrower. (b) For the purposes of this Article, "Illegality Event" means that it becomes unlawful in any applicable jurisdiction, or if it becomes contrary to any Sanctions, for the Bank to: (i) perform any of its obligations as contemplated in this Contract; or (ii) fund or maintain the Loan. 5.3.4 Non-EIB Financing If: (a) a Voluntary Non EIB Prepayment has occurred; or (b) (A) a Voluntary Non EIB Prepayment is likely to occur and (B) the Bank has requested a consultation in respect of such Voluntary Non EIB Prepayment, and at least 30 (thirty) days have passed since the date of such request; the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan Outstanding (together with accrued interest in relation to the proportion of the Loan Outstanding to be prepaid). The proportion of the Loan Outstanding that the Bank may require to be prepaid shall be the same as the proportion that the prepaid amount of the Non EIB Financing bears to the aggregate outstanding amount of all Non EIB Financing.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 27 5.3.5 Mandatory prepayment in case of resolution on dividends Without prejudice to the provisions of Article 9 (Right to demand repayment) of this Contract, for so long as any amount (other than Variable Remuneration) is outstanding under this Contract or the Credit is available, if: (a) the general assembly (Hauptversammlung) of the Borrower adopts a resolution to distribute a dividend to the holders of the issued stock of the Borrower or to return or purchase shares in the Borrower; and (b) at the time of such resolution and/or at the time of the payment of such dividend or the return or purchase of shares in the Borrower a Default (other than a Default or resulting from a non-compliance by the Borrower with the information covenants as set out in Paragraph 2 (Information concerning the Borrower) of Schedule I (Information and Visits)), has occurred and is continuing; then: (i) in case of Articles 9.1(a) (Right to demand repayment) to 9.1(k) (Right to demand repayment), the Borrower shall on request of the Bank consult with the Bank as to the impact of such event, and if 30 (thirty) days have passed since the date of such request and the effects of such event cannot be mitigated to the Bank’s reasonable satisfaction; or (ii) in case of Article 9.1(l) (Right to demand repayment), the Borrower shall on request of the Bank consult with the Bank as to the impact of such event, and if 20 (twenty) Business Days have passed since the date of such request and such Default is continuing and has not been remedied or waived, then the Bank may by notice to the Borrower: (1) cancel the undisbursed portion of the Credit; and/or (2) demand the immediate prepayment of the Loan in full, together with accrued interest and all other amounts accrued or outstanding under this Contract. For the avoidance of doubt, the Variable Remuneration shall remain payable in respect of the period up to (and including) 31 December 2037, notwithstanding any prepayment under this Article 5.3.5 (Mandatory prepayment in case of resolution on dividends). 5.3.6 Prepayment Fee In the case of a Prepayment Event (other than pursuant to Article 5.3.2 (Change Events) or Article 5.3.3 (Illegality Event)) in relation to a Tranche, the Borrower shall pay the Prepayment Fee in accordance with the Finance Fee Letter. 5.3.7 Prepayment mechanics Any sum demanded by the Bank pursuant to Articles 5.3.1 (Investment Cost Reduction Event) to 5.3.5 (Mandatory prepayment in case of resolution on dividends) shall be paid on the date indicated by the Bank in its notice of demand, such date being a date falling not less than 30 (thirty) days from the date of the demand (or, if earlier, the last day of any applicable grace period permitted by law in respect of the event in Article 5.3.3 (Illegality Event)). 5.4 General (a) A repaid or prepaid amount may not be reborrowed. (b) If the Borrower prepays a Tranche on a date other than a relevant Payment Date, under Article 5.2 (Voluntary prepayment), or if the Bank exceptionally accepts, solely upon the Bank’s discretion, a Prepayment Request with prior notice of less than 30 (thirty) calendar days, the Borrower shall pay to the Bank an administrative fee in such an amount as the Bank shall notify to the Borrower.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 28 ARTICLE 6 Payments 6.1 Day count convention Any amount due under this Contract and calculated in respect of a fraction of a year shall be determined based on a year of 360 (three hundred and sixty) days and a month of 30 (thirty) days. 6.2 Time and place of payment (a) If neither this Contract nor the Bank's demand specifies a due date, all sums other than sums of interest, indemnity and principal are payable within 15 (fifteen) days of the Borrower's receipt of the Bank's demand. (b) Each sum payable by the Borrower under this Contract shall be paid to the following account: or such other account notified by the Bank to the Borrower. (c) The Borrower shall provide the Contract Number as a reference for each payment made under this Contract. (d) Any disbursements by and payments to the Bank under this Contract shall be made using the Disbursement Account (for disbursements by the Bank) and the Payment Account (for payments to the Bank). 6.3 No set-off by the Borrower All payments to be made by the Borrower under this Contract shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim, unless the counterclaim is undisputed (unbestritten) or has been confirmed by a final non-appealable judgement (rechtskräftig festgestellt). 6.4 Disruption to Payment Systems If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Borrower that a Disruption Event has occurred: (a) the Bank may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Contract as the Bank may deem necessary in the circumstances; (b) the Bank shall not be obliged to consult with the Borrower in relation to any changes mentioned in sub-paragraph (a) of Article 6.4 (Disruption to Payment Systems) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and (c) the Bank shall not be liable for any damages, costs or losses whatsoever arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this Article 6.4 (Disruption to Payment Systems).

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 29 6.5 Application of sums received 6.5.1 General Sums received from the Borrower shall only discharge its payment obligations if and when received in accordance with the terms of this Contract. 6.5.2 Partial payments If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Contract, the Bank shall apply that payment in or towards payment of: (a) first, any unpaid fees, costs, indemnities and expenses due under this Contract; (b) secondly, any accrued interest due but unpaid under this Contract and the Variable Remuneration; (c) thirdly, any principal due but unpaid under this Contract; and (d) fourthly, any other sum due but unpaid under this Contract. 6.5.3 Allocation of sums related to Tranches In case of receipt of sums which cannot be identified as applicable to a specific Tranche, and on which there is no agreement between the Bank and the Borrower on their application, the Bank may apply these between Tranches at its discretion. ARTICLE 7 Borrower undertakings and representations (a) The Borrower makes the representations and warranties set out in Schedule G (Representations and Warranties) by way of an independent guarantee (selbständiges Garantieversprechen) pursuant to section 311 (1) German Civil Code (Bürgerliches Gesetzbuch) to the Bank on the date of this Contract. (b) The Repeating Representations are made or deemed to be made by the Borrower on the date of each Disbursement Acceptance, each Disbursement Date, each anniversary of a Disbursement Date and each Payment Date by reference to the facts and circumstances then existing. (c) The undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits) remain in force from the date of this Contract for so long as any amount is outstanding under this Contract or the Credit is available, save for the undertakings in Paragraphs 7 (Disposal of assets) (to the extent specified in that paragraph), 11 (Merger), 13 (Ownership), 14 (Acquisitions), 15 (Indebtedness), 16 (Guarantees), 17 (Hedging), 19 (Restrictions on loans), 22 (Negative pledge) and 26 (Clauses by inclusion) of Schedule H (General undertakings), which shall remain in force from the date of this Contract for so long as any amount (other than the Variable Remuneration) is outstanding under this Contract or the Credit is available. ARTICLE 8 Charges and expenses 8.1 Taxes, duties and fees The Borrower shall pay all Taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of each Finance Document or any related document and in the creation, perfection, registration or enforcement of any security for the Loan to the extent applicable.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 30 The Borrower shall pay all principal, interest, indemnities, Variable Remuneration, and other amounts due under this Contract gross without any withholding or deduction of any national or local impositions whatsoever, provided that if the Borrower is required by law or an agreement with a governmental authority or otherwise to make any such withholding or deduction, it will gross up the payment to the Bank so that after withholding or deduction, the net amount received by the Bank is equivalent to the sum due. If requested by the Borrower, the Bank shall provide the Borrower with a completed U.S. lnternal Revenue Service Form W-BBEN-E. 8.2 Other charges The Borrower shall bear all documented charges and expenses, including professional, banking or exchange charges incurred in connection with the preparation, execution, implementation, enforcement and termination of the Finance Documents or any related document, any amendment, supplement or waiver in respect of the Finance Documents or any related document, and in the amendment, creation, management, enforcement and realisation of any security for the Loan. 8.3 Increased costs, indemnity and set-off (a) The Borrower shall pay to the Bank any documented costs or expenses incurred or suffered by the Bank as a consequence of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation which occurs after the date of this Contract, in accordance with or as a result of which (i) the Bank is obliged to incur additional costs in order to fund or perform its obligations under this Contract, or (ii) any amount owed to the Bank under this Contract or the financial income resulting from the granting of the Credit or the Loan by the Bank to the Borrower is reduced or eliminated. (b) Without prejudice to any other rights of the Bank under this Contract or under any applicable law, the Borrower shall indemnify and hold the Bank harmless from and against any loss incurred as a result of any full or partial discharge that takes place in a manner other than as expressly set out in this Contract. (c) The Bank may set off any matured obligation due from the Borrower under each Finance Document (to the extent beneficially owned by the Bank) against any satisfiable (erfüllbar) obligation (within the meaning of section 387 German Civil Code (Bürgerliches Gesetzbuch) owed by the Bank to the Borrower regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount estimated by it in good faith to be the amount of that obligation. ARTICLE 9 Events of default 9.1 Right to demand repayment The Bank may demand (in writing) without prior notice or any judicial or extra judicial step immediate repayment by the Borrower of all or part of the Loan Outstanding (as requested by the Bank), together with accrued interest, any Prepayment Fee and all other accrued or outstanding amounts under this Contract and any other Finance Document, if: (a) any amount payable pursuant to any Finance Document is not paid on the due date at the place and in the currency in which it is expressed to be payable, unless (i) its failure to pay is caused by an administrative or technical error or a Disruption Event and (ii) payment is made within 5 (five) Business Days of its due date;

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 31 (b) any information or document given to the Bank or any representation, warranty or statement made or deemed to be made by the Borrower in, pursuant to or for the purpose of entering into any Finance Document or in connection with the negotiation or performance of any Finance Document is or proves to have been incorrect, incomplete or misleading in any material respect; (c) following any default of the Borrower in relation to any loan, or any obligation arising out of any financial transaction, other than the Loan: (i) the Borrower is required or is capable of being required will, following expiry of any applicable contractual grace period, be required or is capable of being required to prepay, discharge, close out or terminate ahead of maturity such other loan or obligation; or (ii) any financial commitment for such other loan or obligation is cancelled or suspended; and such other loans or obligations or commitments falling under sub-paragraphs (i) and/or (ii) above are in an aggregate principal amount in excess of EUR 1,000,000 (one million euro) or its equivalent in any other currency or currencies; (d) the Borrower is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung), or is over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung), or suspends its debts, or makes or seeks to make a composition with its creditors including a moratorium, or commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (e) any corporate action, legal proceedings or other procedure is taken in relation to the suspension of payments, a moratorium of any indebtedness, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or an order is made or an effective resolution is passed for the winding up of the Borrower, or if the Borrower takes steps towards a substantial reduction in its capital, is declared insolvent or ceases or resolves to cease to carry on the whole or any substantial part of its business or activities or any situation similar to any of the above occurs under any applicable law; (f) an encumbrancer takes possession of, or a receiver, liquidator, administrator, administrative receiver or similar officer is appointed, whether by a court of competent jurisdiction or by any competent administrative authority or by any person, of or over, any part of the business or assets of the Borrower or any property forming part of the Investment; (g) the Borrower defaults in the performance of any obligation in respect of any other loan granted by the Bank or financial instrument entered into with the Bank; (h) the Borrower defaults in the performance of any obligation in respect of any other loan made to it from the resources of the Bank or the European Union; (i) any distress, execution, sequestration or other process is levied or enforced upon the property of the Borrower or any property forming part of the Investment and is not discharged or stayed within 14 (fourteen) days; (j) a Material Adverse Change occurs, as compared with the position at the date of this Contract; (k) it is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents, or the Finance Documents are not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms; or (l) the Borrower fails to comply with any other provision under the Finance Documents (including, without limitation, each of the undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits)), unless the non-compliance or circumstance giving rise to the non-compliance is capable of remedy and is remedied within 20 (twenty) Business Days from the earlier of the Borrower becoming aware of the non-compliance and a notice served by the Bank on the Borrower.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 32 9.2 Other rights at law Article 9.1 (Right to demand repayment) shall not restrict any other right of the Bank at law to require prepayment of the Loan Outstanding. 9.3 Prepayment Fee In case of demand under Article 9.1 (Right to demand repayment), the Borrower shall pay the Bank the amount demanded together with the relevant Prepayment Fee in accordance with the provisions of the Finance Fee Letter. 9.4 Non-Waiver No failure or delay or single or partial exercise by the Bank in exercising any of its rights or remedies under this Contract shall be construed as a waiver of such right or remedy. The rights and remedies provided in this Contract are cumulative and not exclusive of any rights or remedies provided by law. ARTICLE 10 Law and jurisdiction, miscellaneous 10.1 Governing Law This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by German law. 10.2 Jurisdiction (a) The Courts of Frankfurt am Main, Germany, have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Contract (including a dispute regarding the existence, validity or termination of this Contract or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Contract. (b) The Parties agree that the Courts of Frankfurt am Main, Germany, are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary. (c) This Article 10.2 (Jurisdiction) is for the benefit of the Bank only. As a result and notwithstanding sub-paragraph (a) above, it does not prevent the Bank from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions. 10.3 Place of performance Unless otherwise specifically agreed by the Bank in writing, the place of performance under this Contract, shall be the seat of the Bank. 10.4 Evidence of sums due In any legal action arising out of this Contract the certificate of the Bank as to any amount or rate due to the Bank under this Contract shall, in the absence of manifest error, be prima facie evidence of such amount or rate. 10.5 Entire Agreement This Contract (together with the other Finance Documents) constitutes the entire agreement between the Bank and the Borrower in relation to the provision of the Credit hereunder, and supersedes any previous agreement, whether express or implied, on the same matter.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 33 10.6 Invalidity (a) The Parties agree that should at any time, any provisions of this Contract be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Contract will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Contract even without the void, invalid or ineffective provisions. (b) The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Contract if they had considered the point at the time of conclusion of this Contract. 10.7 Amendments Any amendment to this Contract, including to this Article 10.7 (Amendments), shall be made in writing and shall be signed by the Parties hereto. 10.8 Counterparts This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. ARTICLE 11 Final Articles 11.1 Notices 11.1.1 Form of notice (a) Any notice or other communication given under this Contract must be in writing and, unless otherwise stated, may be made by letter or electronic mail. (b) Notices and other communications for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or by electronic mail. Such notices and communications shall be deemed to have been received by the other Party: (i) on the date of delivery in relation to a hand-delivered or registered letter or (ii) in the case of any electronic mail, only when actually received in readable form and only if it is addressed in such a manner as the other Party shall specify for this purpose. (c) Any notice provided by the Borrower to the Bank by electronic mail shall: (i) mention the Contract Number in the subject line; and (ii) be in the form of a non-editable electronic image (pdf, tif or other common non-editable file format agreed between the Parties) of the notice signed by one or more Authorised Signatories of the Borrower as appropriate, attached to the electronic mail. (d) Notices issued by the Borrower pursuant to any provision of this Contract shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Borrower and the authenticated specimen signature of such person or persons.

Execution version originally dated 29 December 2022, as amended and restated on 10 February 2023 34 (e) Without affecting the validity of electronic mail or communication made in accordance with this Article 11.1 (Notices), the following notices, communications and documents shall also be sent by registered letter to the relevant Party within 3 (three) Business Days after the electronic delivery: (i) Disbursement Acceptance; (ii) any notices and communication in respect of the cancellation of a disbursement of any Tranche, Prepayment Request, Prepayment Notice, Event of Default, any demand for prepayment, and (iii) any other notice, communication or document required by the Bank. (f) The Parties agree that any above communication (including via electronic mail) is an accepted form of communication, shall constitute admissible evidence in court and shall have the same evidential value as an agreement under hand. 11.1.2 Addresses The address and electronic mail address (and the department for whose attention the communication is to be made) of each Party for any communication to be made or document to be delivered under or in connection with this Contract is: For the Bank For the Borrower 11.1.3 Change in communication details Each Party shall promptly notify the other Party in writing of any change in their respective communication details. 11.2 English language (a) Any notice or communication given under or in connection with this Contract must be in English. (b) All other documents provided under or in connection with this Contract must be: (i) in English; or (ii) if not in English, and if so required by the Bank, accompanied by a certified English translation and, in this case, the English translation will prevail.

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